Exhibit 10.2

FORM OF

INDEMNITY AGREEMENT

This Agreement is made as of the      day of                     , 2004, by and between SCP POOL CORPORATION, a Delaware corporation (the “Corporation”), and (the “Indemnitee”), a Director and/or Officer of the Corporation.

WHEREAS, it is essential to the Corporation to retain and attract as Directors and Officers the most capable persons available, and

WHEREAS, the Corporation and Indemnitee recognize the substantial increase in corporate litigation that subjects Directors and Officers to expensive litigation risks, and

WHEREAS, it is now and has always been the express policy of the Corporation to indemnify its Directors and Officers so as to provide them with the maximum possible protection permitted by law, and

WHEREAS, the Corporation realizes that Indemnitee may not be willing to serve as a Director and/or Officer without the rights afforded Indemnitee under this Agreement, and the Corporation desires Indemnitee to serve in such capacity;

NOW, THEREFORE, in consideration of Indemnitee’s service as a Director and/or Officer after the date hereof and the promises and covenants contained herein, the Corporation and Indemnitee do hereby agree as follows:

1. Definitions. As used in this Agreement:

(a) The term “Proceeding” shall include any threatened, pending or completed action, suit or proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature.

(b) The term “Expenses” shall include, but is not limited to, expenses of investigations, judicial or administrative proceedings or appeals, defending, being a witness in or participating in or preparing to defend, be a witness in or participate in, any Proceeding, damages, judgments, fines, amounts paid in settlement by or on behalf of Indemnitee, attorneys’ fees, costs (including costs of supercedes or other appeal bonds) and disbursements and any expenses of establishing a right to indemnification under this Agreement.

(c) The terms “Director” and “Officer” shall include Indemnitee’s service at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise as well as a Director and/or Officer of the Corporation.

2. Indemnity of Director or Officer. Subject only to the limitations set forth in Section 3, Corporation will pay on behalf of the Indemnitee all Expenses actually and reasonably incurred by Indemnitee because of any claim or claims made against Indemnitee in a Proceeding by reason of the fact that Indemnitee is or was a Director or Officer. The Corporation shall have the right to settle any claim or claims made against Indemnitee without the consent of the Indemnitee, provided that the Corporation agrees that such claim or claims will be indemnified under this Agreement.

3. Limitations on Indemnity. Corporation shall not be obligated under this Agreement to make any payment of Expenses to the Indemnitee that:

(a) the Corporation is prohibited by applicable law from paying as indemnity;

(b) is actually made to the Indemnitee under an insurance policy, except in respect of any excess beyond the amount of payment under such insurance;

(c) the Indemnitee is otherwise indemnified for by the Corporation;

(d) results from a claim decided in a Proceeding adversely to the Indemnitee based upon or attributable to the Indemnitee gaining in fact any personal profit or advantage to which he or she was not legally entitled;

(e) results from a claim decided in a Proceeding adversely to the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state statutory law or common law; or

(f) is brought about or contributed to by the dishonesty of the Indemnitee seeking payment hereunder; however, notwithstanding the foregoing, the Indemnitee shall be indemnified under this Agreement as to any claims upon which suit may be brought against Indemnitee by reason of any alleged dishonesty on his or her part, unless it shall be decided in a Proceeding that Indemnitee committed (i) acts of active and deliberate dishonesty, (ii) with actual dishonest purpose and intent, and (iii) which acts were material to the cause of action so adjudicated.

For purposes of subsections d and e, the phrase “decided in a Proceeding” shall mean a decision by a court, arbitrator(s), hearing officer or other judicial agent having the requisite legal authority to make such a decision, which decision has become final and from which no appeal or other review proceeding is permissible.

4. Advance Payment of Costs. Expenses incurred by Indemnitee shall be paid by the Corporation as incurred and in advance of the final disposition of such Proceeding; provided, however, that Expenses of defense need not be paid as incurred and in advance where the judicial agent of first impression has decided the Indemnitee is not entitled to be indemnified pursuant to this Agreement or otherwise. Indemnitee hereby agrees and undertakes to repay such amounts advanced if it shall be decided in a Proceeding that Indemnitee is not entitled to be indemnified by the Corporation pursuant to this Agreement or otherwise.

5. Procedure for Payment of Indemnifiable Amounts. Indemnitee shall submit to the Corporation a written request specifying the indemnifiable amounts for which Indemnitee seeks payment pursuant to this Agreement and the basis for the claim. Upon the Corporation’s receipt of such request, a determination, if required by applicable law, with respect to Indemnitee’s entitlement to indemnification, shall forthwith be made in accordance with Section 145(d) of the Delaware General Corporation Law, as amended. The Corporation shall pay Expenses of Indemnitee entitled to indemnification in accordance with this Agreement within 30 calendar days of receipt of the request; provided that Indemnitee has provided the Corporation with such documentation and information as is reasonably available to Indemnitee and necessary to establish that Indemnitee is entitled to indemnification hereunder.

6. Enforcement. If a claim under this Agreement is not paid by the Corporation, or on its behalf, within thirty days after a written claim has been received by Corporation, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, the Indemnitee shall also be entitled to be paid the Expenses of prosecuting such claim. In any such judicial proceeding brought under this Section 6, the Corporation shall have the burden of proving that Indemnitee is not entitled to payment of the claim hereunder.

7. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation to effectively bring suit to enforce such rights.

8. Notice. The Indemnitee, as a condition precedent to his or her right to be indemnified under this Agreement, shall give notice to the Corporation in writing as soon as practicable of any claim made against Indemnitee for which indemnity will or could be sought under this Agreement. Notice to Corporation shall be given at its principal office and shall be directed to the Corporate Secretary (or such other address as the Corporation shall designate in writing to the Indemnitee); notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked. In addition, the Indemnitee shall give Corporation such information and cooperation as it may reasonably require.

9. Saving Clause. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.

10. Indemnification Hereunder Not Exclusive. Nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee’s right to indemnification under any provision of the Certificate of Incorporation or Bylaws of the Corporation or under Delaware law.

11. Applicable Law. This Agreement shall be governed by and construed in accordance with Delaware law.

12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

13. Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns.

14. Continuation of Indemnification. The indemnification under this Agreement shall continue as to Indemnitee even though Indemnitee may have ceased to be a Director or Officer and shall inure to the benefit of the heirs and personal representatives of Indemnitee.

15. Coverage of Indemnification. The indemnification under this Agreement shall cover Indemnitee’s service as a Director or Officer prior to or after the date of the Agreement.

16. Notice to Insurers. If, at the time of the receipt by the Corporation of a notice of a claim pursuant to this Agreement, the Corporation has liability insurance in effect which may cover such claim, the Corporation shall give prompt notice of such claim to the insurers. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such claim.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

SCP POOL CORPORATION

By:

INDEMNITEE

By: